Exhibit 10.9

SIXTH AMENDMENT
TO THE
AMENDED AND RESTATED DISTRIBUTION RIGHTS AGREEMENT

THIS SIXTH AMENDMENT TO THE AMENDED AND RESTATED DISTRIBUTION RIGHTS AGREEMENT (the “Sixth Amendment”) is made effective as of this 16th day of September, 2009 by and between Biovail Laboratories International SRL, a Barbados International Society with Restricted Liability and having a principal place of business at Welches, Christ Church, BB17154, Barbados, West Indies (“Biovail”) and SmithKline Beecham Corporation, a GlaxoSmithKline company, a corporation duly organized and existing under the applicable laws of the Commonwealth of Pennsylvania having a principal place of business at One Franklin Plaza, Philadelphia, PA 19102 (“GSK”). GSK and Biovail are collectively referred to in this Sixth Amendment as “Parties” and individually as a “Party”.

WHEREAS, GSK and Biovail are parties to an Amended and Restated Distribution Rights Agreement, effective as of October 26, 2001, as amended on May 1, 2005, October 12, 2005, December 18, 2006, November 21, 2008 and May 14, 2009 (collectively, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to allow for Biovail or its Affiliate to market, promote, advertise, detail, sell and distribute a 30 gram tube size of Zoviraxe Ointment in the Territory in accordance with the terms of the Agreement.

NOW THEREFORE, in consideration of the promises, representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

1.                                       The following shall be added as the last entry under the list of “Trade Product (tubes)” set forth in Exhibit 1.01A:

“Zovirax Ointment 30G     [NDC # to be provided]     I tube”

2.                                       The reference to “30 gram Tube” shall be added as the last entry under the heading “Zovirax Ointment” set forth in Exhibit 5.05 and the corresponding order quantity amount of “15,250” shall be added as the last entry under the corresponding heading “Minimum Order Quantity” in Exhibit 5.05.”

3.                                       For clarity, the purchase price to be paid by Biovail for the 30 gram tube of Zovirax Ointment will be as set forth in Sections 5.06(a)(ii) and 5.06(a)(iii) of the Agreement, as applicable.

4.                                       All capitalized terms not otherwise defined in this Sixth Amendment will have meanings ascribed to them in the Agreement.

5.                                       Except as otherwise amended by the terms of this Sixth Amendment, the provisions of the Agreement are unchanged, remain in full force and effect and are hereby ratified and confirmed except that each reference to “Agreement” or words of like import in the Agreement will mean and be a reference to the Agreement as amended by this Sixth Amendment.

6.                                       In all events, the terms and provisions of this Sixth Amendment shall be enforceable notwithstanding any conflicting term or provision set forth in the Agreement. In the event of any conflict between any term or provision of this Sixth Amendment and any term or provision set forth in the Agreement, such term or provision of this Sixth Amendment shall prevail over such term or provision set forth in the Agreement.

7.                                       This Sixth Amendment will be construed, and the respective rights of the Parties determined, according to the substantive law of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary.

8.                                       This Sixth Amendment may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same document.

9.                                       Nothing contained in this Sixth Amendment shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

10.                                 If a court of competent jurisdiction holds any provision hereof invalid or unenforceable, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from this Sixth Amendment.

[signatures follow]

IN WITNESS WHEREOF, the Parties have executed this Sixth Amendment to the Amended and Restated Distribution Agreement on the day and year first above written.

SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE		BIOVAIL LABORATORIES INTERNATIONAL SRL

By:	/s/ Justin T. Huang	By:	/s/ Jean-Luc Martre

Name:	Justin t. Huang	Name:	Jean-Luc Martre

Title:	Assistant Secretary	Title:	VP Commercial Operations